UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant
To Section 13 or 15 (d) of the
Securities Exchange Act of 1934

December 12, 2002
Date of Report (Date of Earliest Event Reported)

CALIFORNIA STEEL INDUSTRIES, INC.
(Exact name of Registrant as Specified in its Charter)

Delaware (State Or Other Jurisdiction Of Incorporation Or Organization)	333-79587 Commission File Number	33-0051150 (I.R.S. Employer Identification Number)

14000 San Bernardino Avenue Fontana, California (Address Of Principal Executive Offices)	92335 (Zip Code)

(909) 350-6200
(Registrant’s Telephone Number, Including Area Code)

ITEM 4.    CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT

(a)    On December 12, 2002, the Board of Directors of California Steel Industries, Inc. (the “Company”) decided to terminate the engagement of KPMG, LLP (“KPMG”) as its independent auditor upon completion of the December 31, 2002 audit and issuance of their report thereon. The decision to terminate KPMG’s engagement was based on the Board’s determination that it is in the best interests of the Company to rotate its independent auditors every five years to ensure independence.

The Company’s auditor for the 2000 and 2001 fiscal years was KPMG. KPMG’s reports on the Company’s consolidated financial statements for the years ended December 31, 2001 and 2000, did not contain an adverse opinion or disclaimer of opinion, nor were they otherwise modified as to uncertainty, audit scope or accounting principles.

During the years ended December 31, 2001 and 2000 and through the date of this Current Report on Form 8-K, there were no disagreements between the Company and KPMG on any matter of accounting principle or practice, financial statement disclosure, or auditing scope or procedure which, if not resolved to KPMG’s satisfaction, as applicable, would have caused it to make reference to the subject matter of the disagreement in connection with its report on the Company’s consolidated financial statements for such years.

The Company has provided KPMG with a copy of the foregoing disclosures. Attached as Exhibit 16.1 is a copy of KPMG’s letter, dated December 19, 2002, stating that it agrees with such statements.

(b)    On December 12, 2002, the Board of Directors of the Company approved the engagement of PricewaterhouseCoopers, LLP (“PwC”) effective as of January 1, 2003.

During the two most recent fiscal years ended December 31, 2001 and 2000 and through the date of this Current Report on Form 8-K, the Company has not consulted with PwC regarding either (i) the application of accounting principles to a specific completed or contemplated transaction; or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and neither written nor oral advice was provided to the Company that PwC concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing, or financial reporting issues; or (ii) any matter that was the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K or a reportable event as defined in Item 304(a)(1)(v).

ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS.

(a)    Exhibits.

Exhibit Number	Description
16.1	Letter from KPMG to the Securities and Exchange Commission, dated December 19, 2002

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

December 19, 2002

CALIFORNIA STEEL INDUSTRIES, INC.

By:	/s/ Vicente B. Wright
Vicente B. Wright Executive Vice President, Finance (Principal Financial and Accounting Officer)

INDEX TO EXHIBITS

Exhibit Number	Description
16.1	Letter from KPMG to the Securities and Exchange Commission, dated December 19, 2002

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